EXHIBIT 10.14

PLAN OF MERGER

This Plan of Merger (“Agreement”), is made and entered into as of March 26, 2015, by and between Drone Aviation Holding Corp., a Nevada corporation (“Parent” or “Surviving Corporation”) and Drone Aviation Corp., a Nevada corporation (“Subsidiary”).

WHEREAS Parent is a corporation organized and existing under the laws of the State of Nevada.

WHEREAS Subsidiary is a corporation organized and existing under the laws of the State of Nevada, and is a wholly owned subsidiary of Parent.

WHEREAS the Board of Directors of Subsidiary deems it advisable for Subsidiary to merge with and into Parent.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Drone Aviation Holding Corp. and Drone Aviation Corp. hereby agree to the following Plan of Merger:

1.	Names of Constituent Corporations. Drone Aviation Corp. will merge with and into Drone Aviation Holding Corp. Drone Aviation Holding Corp. will be the surviving corporation.

2.	Terms and Conditions of the Merger. The effective date of merger will be the date upon which the Articles of Merger are filed with the Nevada Secretary of State. Upon the effective date of the merger, the merger shall have the effects specified in the NRS and this Agreement, including but not limited to: the separate corporate existence of Subsidiary will cease; title to all real estate and other property owned by Subsidiary will be vested in the Surviving Corporation without reversion or impairment; and the Surviving Corporation will have all liabilities of Subsidiary. Any proceeding pending by or against Subsidiary may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for Subsidiary.

3.	Governing Law. The laws of the State of Nevada will govern the Surviving Corporation.

4.	Name. The name of the Surviving Corporation will be Drone Aviation Holding Corp.

5.	Accounting. The assets and liabilities of Surviving Corporation and Subsidiary (collectively the “Constituent Corporations”) as of the effective date of the merger will be taken up on the books of the Surviving Corporation at the amounts at which they are carried at that time on the respective books of the Constituent Corporations.

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6.	Bylaws. The Bylaws of Surviving Corporation as of the effective date of the merger will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

7.	Directors and Officers. The directors and officers of Surviving Corporation as of the effective date of the merger will be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified.

8.	Manner and Basis of Converting Shares. As of the effective date of the merger:

(a)	Each share of Subsidiary common stock issued and outstanding immediately before the effective date of the merger shall by virtue of the merger and without any action on the part of the holder thereof, be converted, on a one for one basis, into and become shares of common stock of Surviving Corporation.
(b)	After the effective date of the merger, each certificate theretofore representing common stock of Subsidiary will thereafter be deemed to represent the same number of shares of common stock of the Surviving Corporation. The holders of outstanding certificates thretofore representing common stock of Subsidiary will not be required to surrender such certificate to the Surviving Corporation.
(c)	Each share of stock of Subsidiary issued and outstanding immediately before the effective date of the merger and held by Parent shall be cancelled without any consideration being issued or paid therefor.

9. Approval. This Plan of Merger has been approved by the Boards of Directors of the Subsidiary and Parent in the manner provided by law.

10. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State of the State of Nevada, upon a vote of a majority of the Board of Directors of both Parent and Subsidiary. If the merger is terminated, there will be no liability on the part of either Constituent Corporation, their respective Boards of Directors or stockholders.

11. Counterparts. This Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies will be and constitute an original instrument.

12. Entire Agreement. This Agreement and the other documents delivered pursuant hereto, contain the entire agreement between the parties concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada.

15. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Plan of Merger has been adopted and signed by the undersigned as of the 30th day of March, 2015.

Parent:

Drone Aviation Holding Corp.

By: ______________________________

Name: Felicia Hess

Title: President

Subsidiary:

Drone Aviation Corp.

By: ______________________________

Name: Felicia Hess

Title: President

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